Exhibit 1.1

EXECUTION VERSION

Pfizer Inc.

Debt Securities

Underwriting Agreement

February 28, 2017

To the several Underwriters named

in the respective Pricing Agreements

hereinafter described.

Ladies and Gentlemen:

From time to time Pfizer Inc., a Delaware corporation (the “Company”), proposes to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) certain of its debt securities (the “Securities”) specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Designated Securities”).

The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the indenture (the “Indenture”) identified in such Pricing Agreement. References in this Agreement to the “Pricing Agreement” are to the applicable Pricing Agreement relating to the particular issuance and sale of Designated Securities specified therein.

1. Particular sales of Designated Securities may be made from time to time to the Underwriters of such Designated Securities, for whom the firms designated as representatives of the Underwriters of such Designated Securities in the Pricing Agreement will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to Underwriters who act without any firm being designated as their representative. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities. The obligation of the Company to issue and sell any of the

Securities and the obligations of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate principal amount of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters and the principal amount of such Designated Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Indenture and the registration statement and prospectus with respect thereto) the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of facsimile or e-mail communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

2. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) A registration statement on Form S-3 identified by the Securities and Exchange Commission (the “Commission”) file number appearing in Schedule II to the Pricing Agreement (the “Initial Registration Statement”) has been filed with the Commission; such Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives, excluding exhibits to the Initial Registration Statement, but including all documents incorporated by reference in the prospectus contained therein, is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act of 1933, as amended (the “Act”); and no notice of objection of the Commission to the use of the Initial Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company; and no stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Securities, is hereinafter called the “Basic Prospectus”; any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, being hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement, including all exhibits thereto and including any prospectus supplement relating to the Designated Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective (but excluding Form T-1), are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as

amended and supplemented immediately prior to the Applicable Time (as defined in Section 2(c) hereof), is hereinafter called the “Pricing Prospectus”; the prospectus relating to the Securities, in the form in which it is first filed or transmitted for filing, with the Commission after the date and time that this Agreement is executed, including such information as is incorporated by reference, being hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Designated Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed after the date of such Basic Prospectus, Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any “issuer free writing prospectus”, as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the applicable Designated Securities in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein as set forth in Schedule II to the applicable Pricing Agreement;

(c) For the purposes of this Agreement, the “Applicable Time” is the time set forth as such in Schedule II of the Pricing Agreement on the date of the Pricing Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II to the Pricing Agreement does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Disclosure Package or an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein as set forth in Schedule II to the applicable Pricing Agreement;

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading when read together with the other information in the Pricing Prospectus and the Prospectus, at the time the Registration Statement became effective; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading when read together with the other information in the Prospectus at the time the Registration Statement became effective; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities as set forth in Schedule II to the applicable Pricing Agreement; and no such documents were filed with the Commission since the Commission’s close of business on the date of the applicable Pricing Agreement and prior to the execution of such Pricing Agreement, except as set forth on Schedule II to the applicable Pricing Agreement;

(e) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act, and the rules and regulations of the Commission thereunder and do not and will not, (i) as of the applicable effective date as to the Registration Statement and any amendment thereto contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) as of the applicable filing date as to the Prospectus and any amendment or supplement thereto and as of the Time of Delivery (as defined in Section 4 hereof) for the Designated Securities, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading when read together with the other information in the Prospectus at the time the Registration Statement became effective; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities as set forth in Schedule II to the applicable Pricing Agreement;

(f) (i) At the time of filing the Initial Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Applicable Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405;

(g) (i) At the earliest time after the filing of the Initial Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Act) and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an “ineligible issuer”;

(h) Neither the Company nor any significant subsidiary of the Company (as used in this Agreement, the term “significant subsidiary” shall have the meaning defined in Rule 1-02(w) of Regulation S-X) has sustained since the date of the latest financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, that is material to the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any material change in the capital stock of the Company (except for (i) the issuance of shares of common stock pursuant to any plan sponsored by the Company and registered pursuant to a registration statement on Form S-8 or (ii) the conversion of the Company’s convertible preferred stock disclosed in the General Disclosure Package) or any material increase in the consolidated long-term debt of the Company and its subsidiaries taken as a whole or any material adverse change, or any development involving a prospective material adverse change, in the consolidated financial position or results of operations of the Company and its consolidated subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Registration Statement and the Pricing Prospectus;

(i) The Company has been duly incorporated in Delaware and is validly existing as a corporation in good standing under the laws of Delaware, with corporate power and authority to own or lease, as the case may be, its properties and conduct its business as described in the Pricing Prospectus;

(j) Each of the significant subsidiaries of the Company has been duly organized, and is validly existing in good standing (or equivalent concept) under the laws of the jurisdiction of its organization and is duly qualified to transact business and is in good standing (or equivalent concept) in each jurisdiction in which the conduct of its business or the ownership or leasing of its property requires such qualification, except where failure to qualify or be in good standing would not have a materially adverse effect upon the consolidated financial position or results of operations of the Company and its consolidated subsidiaries taken as a whole (“Material Adverse Effect”);

(k) This Agreement and the Pricing Agreement with respect to the Designated Securities have been duly authorized, executed and delivered by the Company. The Securities have been duly authorized, and, when Designated Securities are issued and delivered pursuant to this Agreement and the Pricing Agreement with respect to such Designated Securities, such Designated Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, which will be substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, at the Time of Delivery of such Designated Securities, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture conforms, and the Designated Securities will conform, to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus as amended or supplemented with respect to such Designated Securities in all material respects;

(l) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement and any Pricing Agreement (as defined below), and the consummation of the transactions herein and therein contemplated will not: (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its significant subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its significant subsidiaries is a party or by which the Company or any of its significant subsidiaries is bound or to which any of the property or assets of the Company or any of its significant subsidiaries is subject, (ii) result in any violation of (A) the provisions of the certificate of incorporation or by-laws of the Company, as amended, or (B) any statute, order, rule or regulation known to the General Counsel of the Company of any court or governmental agency or body having jurisdiction over the Company or any of its significant subsidiaries or any of their properties, except in the case of (i) and (ii)(B) where such breach, conflict, default, lien, charge, encumbrance or violation would not have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or in any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, any Pricing Agreement or the Indenture, except (x) such as have been, or will have been prior to the Time of Delivery of the Designated Securities, obtained under the Act and the Trust Indenture Act, (y) for such consents, approvals, authorizations, orders, registrations or qualifications the failure of which to obtain would not have a material adverse effect on the transactions contemplated under this Agreement and (z) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and such approvals or authorizations as may be required in connection with any listing of the Securities on the New York Stock Exchange (the “NYSE”);

(m) There are no legal or governmental proceedings to which the Company or any of its significant subsidiaries is a party or of which any property of the Company or any of its significant subsidiaries is the subject other than as set forth in the Pricing Prospectus and other than litigation incident to the kind of business conducted by the Company and its significant subsidiaries which, if determined adversely to the Company or any of its significant subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(n) KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act;

(o) The consolidated financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby; and

(p) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

3. Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of such Designated Securities, the Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Pricing Prospectus and Prospectus as amended or supplemented.

4. The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be registered in the name of a nominee of Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank S.A./N.V. (“Euroclear”). Payment of the purchase price shall be made by the Underwriters in Federal (same day) funds in euros by wire transfer through a common depositary for Clearstream and Euroclear (the “Common Depositary”) to the account specified by the Company against delivery of the Securities. The Company will cause the certificates representing the Securities to be made available to the Representatives for review at least twenty-four hours prior to the Time of Delivery (as defined below). The time and date of such delivery and payment shall be 5:00 A.M. New York City time (10:00 A.M. London time) on March 6, 2017 or such other time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Securities.

5. The Company agrees with each of the Underwriters of any Designated Securities:

(a) To prepare the Prospectus as amended and supplemented in relation to the applicable Designated Securities in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act, to pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Act (without giving effect to the proviso therein) and in any event prior to the Time of Delivery of the Designated Securities, to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or Prospectus as amended or supplemented after the date of the Pricing Agreement relating to such Securities and prior to the Time of Delivery of such Securities which shall be disapproved by the Representatives for such Securities promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof as they shall reasonably request; to prepare a final term sheet, containing solely a description of the Designated Securities, in a form approved by the Representatives and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of such Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal;

(b) Promptly from time to time to take such action, in cooperation with the Representatives, to qualify such Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;

(c) To furnish the Underwriters with copies of the Prospectus as amended or supplemented in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their reasonable request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earning statement of the Company and its subsidiaries (which need not be audited) complying with the last paragraph of Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date of the Pricing Agreement for such Designated Securities and continuing to and including the earlier of (i) the termination of trading restrictions for such Designated Securities, as notified to the Company by the Representatives and (ii) the Time of Delivery of such Designated Securities, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than one year after such Time of Delivery and which are substantially similar to such Designated Securities, without the prior written consent of the Representatives, which consent shall not be unreasonably withheld; provided that this subsection (e) shall not apply to the issuance of $1,065,000,000 of the Company’s 4.20% notes due 2047;

(f) To use its commercially reasonable efforts to list, subject to notice of issuance if applicable, the Securities on the NYSE for trading on such exchange as promptly as practicable after the date hereof; and

(g) To cooperate with the Representatives and use its commercially reasonable efforts in arranging for the Securities to be eligible for clearance and settlement through Clearstream and Euroclear and to maintain such eligibility for so long as such Securities remain outstanding.

6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the reasonable fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Pricing Agreement, any Indenture, any Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing, issuing and delivering the certificate for the Securities; (vii) the fees and expenses of any Trustee and any paying agent (the “Paying Agent”) and any agent of any Trustee or any Paying Agent and the reasonable fees and disbursements of counsel for any Trustee or any Paying Agent in connection with any Indenture and the Securities; (viii) all expenses and application fees in connection with listing the Securities on the NYSE; (ix) all expenses and application fees in connection with the approval of the Securities for eligibility for clearance and settlement through Clearstream and Euroclear; (x) any transfer taxes payable in connection with the initial sale of the Securities except to the extent that such taxes were imposed due to the failure of an Underwriter, upon the request of the Company, to use its reasonable efforts to provide any form, certificate, document or other information that would have reduced or eliminated the withholding or deduction of such taxes; and (xi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; but the Company shall not in any event be liable to any of the Underwriters for damages on account of loss of anticipated profits from the sale by them of the Securities. It is understood, however, that except as provided in this Section 6, Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including but not limited to expenses connected with any offers they may make and the fees, disbursements and expenses of their counsel and transfer taxes on resale of any of the Securities by them.

7. The obligations of the Underwriters of any Designated Securities under the Pricing Agreement relating to such Designated Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in or incorporated by reference in the Pricing

Agreement relating to such Designated Securities are, at and as of the Applicable Time and the Time of Delivery of such Designated Securities, true and correct in all material respects (except for such representations and warranties that are qualified by materiality, which shall be true and correct in all respects), the condition that the Company shall have performed all of its obligations hereunder shall have theretofore been satisfied, and the following additional conditions:

(a) The Prospectus as amended or supplemented in relation to the applicable Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b) Counsel for the Underwriters shall have furnished to the Representatives such opinion or opinions, dated the Time of Delivery of such Designated Securities, with respect to the issuance and sale of the Designated Securities, the Indenture, the Registration Statement, the Pricing Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Margaret M. Madden, the Senior Vice President and Corporate Secretary, Chief Governance Counsel of the Company (or such other internal legal counsel or outside legal firm reasonably satisfactory to the Representatives at such Time of Delivery), shall have furnished to the Representatives a written opinion, dated the Time of Delivery of such Designated Securities, in form and substance satisfactory to the Representatives, to the effect that:

(i) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the state of Delaware and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, except where failure to qualify would not have a Material Adverse Effect;

(ii) To the best of such counsel’s knowledge, there are no legal or governmental proceedings pending to which the Company or any of its significant subsidiaries is a party or of which any property of the Company or of any of its significant subsidiaries is the subject, other than as set forth in the Pricing Disclosure Package and the Prospectus and other than litigation or proceedings which individually or in the aggregate would not have a Material Adverse Effect; to the best of such counsel’s knowledge, no such proceedings are threatened by governmental authorities or others; and such counsel has not received notice that any such proceedings are contemplated by governmental authorities;

(iii) This Agreement and the Pricing Agreement with respect to the Designated Securities have been duly authorized, executed and delivered by the Company;

(iv) The Designated Securities have been duly authorized, executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; and the Designated Securities and the Indenture conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus as amended or supplemented;

(v) The Indenture has been duly authorized, executed and delivered and qualified under the Trust Indenture Act and, at the Time of Delivery of such Designated Securities, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(vi) The issue and sale of the Designated Securities and the compliance by the Company with all of the provisions of the Designated Securities, the Indenture, this Agreement and the Pricing Agreement with respect to the Designated Securities will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its significant subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its significant subsidiaries is a party or by which the Company or any of its significant subsidiaries is bound or to which any of the property or assets of the Company or any of its significant subsidiaries is subject, (ii) result in any violation of (A) the provisions of the certificate of incorporation or the by-laws of the Company, as amended, or (B) any statute, order, rule or regulation known to such counsel of the Company of any court or governmental agency or body having jurisdiction over the Company or any of its significant subsidiaries or any of their properties, except in the case of (i) and (ii)(B) where such breach, conflict, default, lien, charge, encumbrance or violation would not have a Material Adverse Effect; and no consent, approval, authorization order, registration or qualification of or with any such court or governmental agency body, to such counsel’s knowledge, is required for the issue and sale by the Company of the Designated Securities or the execution and delivery and performance by the Company of this Agreement, the Pricing Agreement or the Indenture, except (x) such as have been obtained, or will have been obtained prior to the Time of Delivery of the Designated Securities and (y) for such consents, approvals, authorizations, orders, registrations or qualifications the failure of which to obtain would not have a material adverse effect on the transactions contemplated by this Agreement; and

(y) a written statement that:

(i) (A) the Registration Statement, at the time of effectiveness of the Registration Statement, and the Prospectus, as of the date of the prospectus supplement relating to the Designated Securities, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations thereunder (except that in each case such counsel need not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the Statement of Eligibility on Form T-1 (the “Form T-1”)) and (B) no facts have come to the attention of such counsel that have caused such counsel to believe that the Registration Statement, at the time of effectiveness of the Registration Statement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus, as of the date of the prospectus supplement relating to the Designated Securities and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case such counsel need not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ report on the effectiveness of the Company’s internal controls over financial reporting, or the statements contained in the exhibits to the Registration Statement, including the Form T-1, to the extent included or incorporated by reference therein); and

(ii) no facts have come to the attention of such counsel that have caused such counsel to believe that the Pricing Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ report on the effectiveness of the Company’s internal controls over financial reporting, or the statements contained in the exhibits to the Registration Statement, including the Form T-1, to the extent included or incorporated by reference therein);

(d) On the date of the Pricing Agreement for such Designated Securities and at the Time of Delivery of such Designated Securities, the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Representatives a letter, dated (A) the date of such Pricing Agreement, (B) the effective date of the Registration Statement or (C) the date of the most recent report filed with the Commission containing financial statements and incorporated by reference in the Registration Statement, if the date of such report is later than such effective date, and a letter dated such Time of Delivery, respectively, to the effect set forth in Annex II hereto, and with respect, as to such other matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives;

(e) (i) Neither the Company nor any of its significant subsidiaries shall have sustained since the date of the latest financial statements included or incorporated by reference in the Pricing Prospectus and Prospectus as amended or supplemented any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and Prospectus as amended or supplemented, and (ii) since the respective dates as of which information is given in the Pricing Prospectus and Prospectus as amended or supplemented there shall not have been any change in the capital stock of the Company (except for (i) the issuance of shares of common stock pursuant to any plan sponsored by the Company and registered pursuant to a registration statement on Form S-8 or (ii) the conversion of the Company’s convertible preferred stock disclosed in the General Disclosure Package) or any increase in the consolidated long-term debt of the Company and its subsidiaries or any material change, or any development involving a prospective material change, in the consolidated financial position or results of operations of the Company and its consolidated subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus and Prospectus as amended or supplemented, the effect of which is in any such case described in clause (i) or (ii) is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented;

(f) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension of trading of the Company’s common stock by the Commission or the NYSE precipitated by the announcement by the Company of a material adverse event with respect to the Company’s business or financial position; (ii) a suspension or material limitation in trading in securities generally on the NYSE, (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; (iv) the outbreak or escalation of hostilities directly involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (v) in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated by the Prospectus as amended and supplemented; or (vi) if in the opinion of the Representatives there shall have occurred such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would in their view be likely to prejudice materially the success of the offering and distribution of the Designated Securities or dealings in the Designated Securities in the secondary markets; and

(h) The Company shall have furnished or caused to be furnished at the Time of Delivery of the Designated Securities a certificate or certificates of officers of the Company reasonably satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as the Representatives may reasonably request; and

(i) The Securities will be eligible for clearance and settlement through Clearstream and Euroclear.

8. (a) The Company will indemnify and hold harmless each Underwriter and its respective affiliates, selling agents, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such indemnified party may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Basic Prospectus, the Pricing Prospectus, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement, the Basic Prospectus, the Pricing Prospectus, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus, in each case, relating to the Securities, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities as set forth in Schedule II to the applicable Pricing Agreement.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which such indemnified party may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Basic Prospectus, the Pricing Prospectus, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Basic Prospectus, the Pricing Prospectus, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein as set forth in Schedule II to the applicable Pricing

Agreement; and will reimburse such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public in such offering exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

(e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of such Underwriter and to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9. (a) If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under the Pricing Agreement relating to such Designated Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Designated Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery of such Designated Securities for a period of not more than seven days, in order effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Securities.

(b) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Designated Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Designated Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Designated Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Designated Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

11. If any Pricing Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated Securities covered by such Pricing Agreement except as provided in Section 6 and Section 8 hereof; but, if for any other reason Designated Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Section 6 and Section 8 hereof.

12. In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, e-mail or facsimile transmission to the address of the Representatives as set forth in Schedule II to the Pricing Agreement; and if to the Company shall be delivered or sent by mail, e-mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Section 8 and Section 10 hereof, the officers and directors of the Company and any Underwriter and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14. Time shall be of the essence of each Pricing Agreement. As used herein “business day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City or London, England are generally authorized or obligated by law or executive order to close.

15. This Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the U.S. business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first U.S. business day following receipt by such Underwriter or controlling person of such Underwriter of any sum in such other currency, and only to the extent that such Underwriter or controlling person of such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, the Company agrees to pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, such Underwriter or controlling person of such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person of such Underwriter hereunder. Any amounts payable by the Company or any Underwriter under this Section 16 shall be paid to the applicable Underwriter(s) or the Company (as applicable) as promptly as reasonably practicable.

17. (a) (i) The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Designated Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii) each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Designated Securities containing customary information and conveyed to purchasers of Designated Securities, it has not made and will not make any offer relating to the Designated Securities that would constitute an issuer free writing prospectus (as defined by Rule 433 under the Securities Act) or a free writing prospectus that would otherwise be required to be filed with the Commission; and

(iii) any such free writing prospectus the use of which has been consented to by the Company and the Representatives (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II to the Pricing Agreement;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus as amended and supplemented or would include an untrue statement or a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein as set forth in Schedule II to the applicable Pricing Agreement.

18. The Company acknowledges and agrees that (i) the purchase and sale of any Designated Securities pursuant to this Agreement and the applicable Pricing Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters for such Designated Securities, on the other, (ii) in connection therewith and with the process leading to any such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, and the Company’s engagement of the Underwriters in any offering of Designated Securities and the process leading up to such offering is as independent contractor and not in any other capacity, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and the applicable Pricing Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with the offering contemplated hereby or the process leading thereto.

19. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

20. Each Underwriter of the Designated Securities agrees to pay the portion of such expenses represented by such Underwriter’s pro rata share (based on the proportion that the principal amount of such Designated Securities set forth opposite each Underwriter’s name in Schedule I of the Pricing Agreement bears to the aggregate principal amount of Securities set forth opposite the names of all Underwriters) of the Securities (with respect to each Underwriter, the “Pro Rata Expenses”). Notwithstanding anything contained in the International Capital Market Association Primary Market Handbook, each Underwriter hereby agrees that the Settlement Lead Manager (as defined below) may allocate the Pro Rata Expenses to the account of such Underwriter for settlement of accounts (including payment of such Underwriter’s fees by the Settlement Lead Manager) as soon as practicable but in any case no later than 90 days following the Closing Date.

21. The Underwriters agree as between themselves that they will be bound by and will comply with the International Capital Markets Association Agreement Among Managers Version 1/New York Law Schedule (the “Agreement Among Managers”) as amended in the manner set out below. For purposes of the Agreement Among Managers, “Managers” means the Underwriters, “Lead Manager” means the Representatives, “Settlement Lead Manager” means Barclays Bank PLC, “Stabilising Manager” means Barclays Bank PLC and “Subscription Agreement” means this Agreement. Clause 3 of the Agreement Among Managers shall be deleted in its entirety and replaced with Section 9 of this Agreement.

22. (a) Each of the parties to this Agreement acknowledges, accepts, and agrees that liabilities arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority and acknowledges, accepts, and agrees to be bound by:

(i) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (w) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (x) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Underwriters or another person (and the issue to or conferral on the Company of such shares, securities or obligations); (y) the cancellation of the BRRD Liability; (z) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(b) As used in this Section 22,

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Underwriters.

23. The Company hereby authorizes Barclays Bank PLC in its role as stabilizing manager (the “Stabilizing Manager”) to make adequate public disclosure regarding stabilization of the information required in relation to such stabilization by the Market Abuse Regulation (Regulation 596/2014) of the Commission of the European Communities or other applicable laws. The Stabilizing Manager for its own account may, to the extent permitted by applicable laws and directives, over-allot and effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail, but in doing so the Stabilizing Manager shall act as principal and not as agent of the Company and any loss resulting from overallotment and stabilization shall be borne, and any profit arising therefrom shall be beneficially retained, by the Stabilizing Manager. However, there is no assurance that stabilization will necessarily occur. Nothing contained in this paragraph shall be construed so as to require the Company to issue in excess of the aggregate principal amount of Securities specified in Schedule I to the Pricing Agreement with respect to the Designated Securities. Such stabilization, if commenced, may cease at any time and shall be conducted by the Stabilizing Manager in accordance with all applicable laws and directives. The Stabilizing Manager is hereby appointed to act as central point responsible for the public disclosure requirements referred to in paragraphs 1, 2 and 3 of Article 6 of the Commission Delegated Regulation (EU) No. 2016/1052, and for handling any request from any of the competent authorities referred to in paragraph 4 therein.

24. This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

Very truly yours,
PFIZER INC.

By	/s/ Brian Byala
Name:	Brian Byala
Title:	Senior Vice President and Treasurer

Accepted as of the date hereof:

BARCLAYS BANK PLC

By:	/s/ Annie Carpenter
Name:	Annie Carpenter
Title:	Authorised Attorney

BNP PARIBAS

By:	/s/ Benedict Foster
Name:	Benedict Foster
Title:	Authorised Attorney

By:	/s/ Hugh Pryse-Davies
Name:	Hugh Pryse-Davies
Title:	Duly Authorised Signatory

GOLDMAN, SACHS & CO.

By:	/s/ Adam Greene
Name:	Adam Greene
Title:	Vice President

J.P. MORGAN SECURITIES PLC

By:	/s/ Nick Darrant
Name:	Nick Darrant
Title:	Executive Director

CREDIT SUISSE SECURITIES (EUROPE) LIMITED

By:	/s/ Nick Villiers
Name:	Nick Villiers
Title:	Director

By:	/s/ Richard Johnson
Name:	Richard Johnson
Title:	Director

HSBC BANK PLC

By:	/s/ Karl Allen
Name:	Karl Allen
Title:	Director

MERRILL LYNCH INTERNATIONAL

By:	/s/ Mark Kitchen
Name:	Mark Kitchen
Title:	Managing Director

BANCO SANTANDER, S.A.

By:	/s/ Roland Broecheler
Name:	Roland Broecheler
Title:	Executive Director

By:	/s/ Moritz Mueller
Name:	Moritz Mueller
Title:	Vice President

MORGAN STANLEY & CO. INTERNATIONAL PLC

By:	/s/ Delphine Mouret
Name:	Delphine Mouret
Title:	Executive Director

DREXEL HAMILTON, LLC

By:	/s/ Craig Simmons
Name:	Craig Simmons
Title:	Director, Capital Markets

LEBENTHAL & CO., LLC

By:	/s/ Steve Willis
Name:	Steve Willis
Title:	Senior Managing Director

SAMUEL A. RAMIREZ & COMPANY, INC.

By:	/s/ Lawrence F. Goldman
Name:	Lawrence F. Goldman, CFA
Title:	Managing Director

ANNEX I

Form of Pricing Agreement

PRICING AGREEMENT

February 28, 2017

To the several Underwriters

Ladies and Gentlemen:

Pfizer Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated February 28, 2017 (the “Underwriting Agreement”), between the Company and the Underwriters named in Schedule I hereto (the “Underwriters”) to issue and sell to each of the Underwriters the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the Applicable Time in relation to the Pricing Disclosure Package and Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the “Representatives” herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to Barclays Bank PLC, BNP Paribas, Goldman, Sachs & Co and J.P. Morgan Securities plc. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, plus any additional principal amount of Designated Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 of the Underwriting Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

[Signatures follow]

Very truly yours,

PFIZER INC.

By:
Name:
Title:

Accepted as of the date hereof:

BARCLAYS BANK PLC

By:
Name:
Title:

BNP PARIBAS

By:
Name:
Title:

By:
Name:
Title:

GOLDMAN, SACHS & CO.

By:
Name:
Title:

J.P. MORGAN SECURITIES PLC

By:
Name:
Title:

CREDIT SUISSE SECURITIES (EUROPE) LIMITED

By:
Name:
Title:

By:
Name:
Title:

HSBC BANK PLC

By:
Name:
Title:

MERRILL LYNCH INTERNATIONAL

By:
Name:
Title:

BANCO SANTANDER, S.A.

By:
Name:
Title:

By:
Name:
Title:

MORGAN STANLEY & CO. INTERNATIONAL PLC

By:
Name:
Title:

DREXEL HAMILTON, LLC

By:
Name:
Title:

LEBENTHAL & CO., LLC

By:
Name:
Title:

SAMUEL A. RAMIREZ & COMPANY, INC.

By:
Name:
Title:

SCHEDULE I

Underwriters	Principal Amount of Securities to be Purchased
Barclays Bank PLC	€
BNP Paribas
Goldman, Sachs & Co.
J.P. Morgan Securities plc
Credit Suisse Securities (Europe) Limited
HSBC Bank plc
Merrill Lynch International
Banco Santander, S.A.
Morgan Stanley & Co. International plc
Drexel Hamilton, LLC
Lebenthal & Co., LLC
Samuel A. Ramirez & Company, Inc.

Total	€

SCHEDULE II

Title of Designated Securities:

Floating Rate Notes due 2019 (the “2019 Notes”)

[    ]% Notes due 2020 (the “2020 Notes”)

[    ]% Notes due 2022 (the “2022 Notes”)

[    ]% Notes due 2027 (the “2027 Notes” and, collectively with the 2019 Notes, the 2020 Notes and the 2022 Notes, the “Notes”)

Commission File Number of Initial Registration Statement:

333-202430

Aggregate Principal Amount:

€[            ] for the 2019 Notes

€[            ] for the 2020 Notes

€[            ] for the 2022 Notes

€[            ] for the 2027 Notes

Price to Public:

For the 2019 Notes, [    ]% of the principal amount, plus accrued interest, from March 6, 2017

For the 2020 Notes, [    ]% of the principal amount, plus accrued interest, from March 6, 2017

For the 2022 Notes, [    ]% of the principal amount, plus accrued interest, from March 6, 2017

For the 2027 Notes, [    ]% of the principal amount, plus accrued interest, from March 6, 2017

Purchase Price by Underwriters:

For the 2019 Notes, [    ]% of the principal amount, plus accrued interest, from March 6, 2017

For the 2020 Notes, [    ]% of the principal amount, plus accrued interest, from March 6, 2017

For the 2022 Notes, [    ]% of the principal amount, plus accrued interest, from March 6, 2017

For the 2027 Notes, [    ]% of the principal amount, plus accrued interest, from March 6, 2017

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with the depositary or its designated custodian, to be made available for checking by the Representative at least twenty-four hours prior to the Time of Delivery at the office of the depositary.

Specified Funds for Payment of Purchase Price:

Wire transfer of immediately available funds.

Indenture:

Indenture dated January 30, 2001, between the Company and The Bank of New York Mellon as supplemented by the ninth supplemental indenture dated March 6, 2017 among the Company, The Bank of New York Mellon and The Bank of New York Mellon, London Branch.

Maturity:

March 6, 2019 for the 2019 Notes

March 6, 2020 for the 2020 Notes

March 6, 2022 for the 2022 Notes

March 6, 2027 for the 2027 Notes

Interest Rate:

Three month EURIBOR plus [    ]%, reset quarterly for the 2019 Notes

[    ]% per annum for the 2020 Notes

[    ]% per annum for the 2022 Notes

[    ]% per annum for the 2027 Notes

Interest Payment Dates:

[        ], [        ], [        ], and [        ] of each year beginning on [            ], 2017 for the 2019 Notes

[        ] of each year, beginning [            ], 2018 for the 2020 Notes

[        ] of each year, beginning [            ], 2018 for the 2022 Notes

[        ] of each year, beginning [            ], 2018 for the 2027 Notes

Record Dates:

[                    ] prior to the corresponding Interest Payment Date

Redemption Provisions:

The Notes may be redeemed at the price(s) and the terms described in the Prospectus relating to the Notes.

Sinking Fund Provisions:

None.

Defeasance Provisions:

As described in the Basic Prospectus dated March 2, 2015.

Applicable Time:

[        ] New York City time ([        ] London time) on February 28, 2017

Issuer Free Writing Prospectuses:

Pricing Term Sheet dated February 28, 2017, as filed under Rule 433

Recently Filed Documents for Section 2(d) of the Underwriting Agreement:

None.

Time of Delivery:

5:00 A.M. New York City time (10:00 A.M. London time) on March 6, 2017

Closing Location:

Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017.

Additional Agreements of the Underwriters:

Each of the Underwriters has agreed that it will not offer, sell, or deliver any of the Designated Securities, directly or indirectly, or distribute the Prospectus or any other offering material relating to the Designated Securities, in or from any jurisdiction except under circumstances that will, to the best of the Underwriters’ knowledge and belief, result in compliance with the applicable laws and regulations and which will not impose any obligations on the Company.

Each of the Underwriters agrees to abide by the offering restrictions as set forth under the following captions in the Prospectus:

“Underwriting—Notice to Prospective Investors in the European Economic Area”,

“Underwriting—Notice to Prospective Investors in the United Kingdom”,

“Underwriting—Notice to Prospective Investors in France”,

“Underwriting—Notice to Prospective Investors in Hong Kong”,

“Underwriting—Notice to Prospective Investors in Japan”,

“Underwriting—Notice to Prospective Investors in Singapore” and

“Underwriting—Notice to Prospective Investors in Canada”.

Contact Information for Representatives for purposes of Section 12 of the Underwriting Agreement:

Barclays Bank PLC

5 The North Colonnade

Canary Wharf

London, E14 4BB

United Kingdom

Tel: +44 (0)20 7773 9098

Fax: +44 (0)20 7516 7548

Attn: Debt Syndicate

BNP Paribas

10 Harewood Avenue

London, NW 1 6AA

United Kingdom

Attention: Fixed Income Syndicate

Tel: +44 (0)20 7595 8222

Fax: +44 (0)20 7595 2555

Toll Free: 1-800-854-5674

Goldman, Sachs & Co.

200 West Street

New York, New York 10282-2198

Attention: Registration Department

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

Fax: +44 20 3493 0682

Attention: Head of Debt Syndicate and Head of EMEA Debt Capital Markets Group

Information furnished by the Underwriters for purposes of Sections 2(b), 2(c), 2(d), 2(e), 8(a), 8(b) and 16(c) of the Underwriting Agreement:

The information in the last paragraph of the cover page of the Prospectus.

The information set forth in the third, fourth and ninth paragraphs under the caption “Underwriting” in the prospectus.

The information in the third sentence of the tenth paragraph, the fourth sentence of the twelfth paragraph and the fifth sentence of the fifteenth paragraph under the caption “Underwriting” in the prospectus.

No other information in the Prospectus has been furnished by the Underwriters for use therein.

ANNEX II

Form of Comfort Letter-KPMG LLP